UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

ELECTRONICS FOR IMAGING, INC.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTRONICS FOR IMAGING, INC.

6750 Dumbarton Circle

Fremont, California 94555

SUPPLEMENT TO THE PROXY STATEMENT FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2015

The following information supplements the proxy statement (the “Proxy Statement”) of Electronics For Imaging, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on April 10, 2015 and contains information relating to the Company’s Annual Meeting of Stockholders (the Annual Meeting”) to be held on May 13, 2015 at 8:00 a.m., Pacific Time, at the Company’s corporate headquarters, 6750 Dumbarton Circle, Fremont, California 94555.

This Supplement is being filed to provide additional detail related to disclosure regarding the amount of certain fees payable during the fiscal year ended December 31, 2014 to Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. This Supplement should be read in conjunction with the Proxy Statement.

The amount of $1,637,000 paid by the Company to Deloitte for the fiscal year ended December 31, 2014 and listed under the caption “Tax Fees” in the table on page 20 of the Proxy Statement includes $570,000 for tax compliance and the preparation of original and amended tax returns and refund claims, and tax payment planning.

Accordingly, for the fiscal year ended December 31, 2014, the Company’s audit, audit-related and tax compliance/preparation fees totaled $2,243,000 and non-audit other fees totaled $1,155,000.

Only stockholders of record at the close of business on April 6, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.